EXECUTION VERSION

SUPPLEMENT NO. 1 (this “Supplement”) dated as of June 25, 2008, to the Guarantee and Collateral Agreement dated as of July 14, 2006 (the “Guarantee and Collateral Agreement”), among TEREX CORPORATION, a Delaware corporation (“Terex”), each Subsidiary of Terex from time to time party thereto (each such Subsidiary individually a “Subsidiary Guarantor” and collectively, the “Subsidiary Guarantors”) and CREDIT SUISSE (“Credit Suisse”), as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties (as defined therein).

A. Reference is made to the Credit Agreement dated as of July 14, 2006 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among Terex, New Terex Holdings UK Limited, a limited company organized under the laws of England, Terex International Financial Services Company, a company organized under the laws of the Republic of Ireland, Terex Mining Australia Pty Ltd, a company organized under the laws of Australia and registered in New South Wales, Australia, Terex Italia S.R.L., a company organized under the laws of the Republic of Italy, the lenders from time to time party thereto (the “Lenders”), and Credit Suisse, as administrative agent for the Lenders and as Collateral Agent.

B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement or the Guarantee and Collateral Agreement referred to therein, as applicable.

C. The Subsidiary Guarantors have entered into the Guarantee and Collateral Agreement in order to induce the Lenders to make Loans and the Issuing Banks to issue Letters of Credit. Section 7.16 of the Guarantee and Collateral Agreement provides that additional Subsidiaries of Terex may become Subsidiary Guarantors under the Guarantee and Collateral Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiaries (each such Subsidiary individually a “New Subsidiary” and collectively, the “New Subsidiaries”) are executing this Supplement to become Subsidiary Guarantors under the Guarantee and Collateral Agreement in order to induce the Lenders to make additional Loans and the Issuing Banks to issue additional Letters of Credit and as consideration for Loans previously made and Letters of Credit previously issued.

D. The parties hereto acknowledge the prior release of all the Collateral pursuant to Section 9.20 of the Credit Agreement and, accordingly, agree that upon execution of this Supplement, the New Subsidiaries shall become Subsidiary Guarantors only, and shall not be deemed to have granted a Lien in any of their respective assets.

Accordingly, the Collateral Agent and the New Subsidiaries agree as follows:

SECTION 1. In accordance with Section 7.16 of the Guarantee and Collateral Agreement, each New Subsidiary by its signature below becomes a Subsidiary

Guarantor under the Guarantee and Collateral Agreement with the same force and effect as if originally named therein as a Subsidiary Guarantor and each New Subsidiary hereby (a) agrees to all the terms and provisions of the Guarantee and Collateral Agreement applicable to it as a Subsidiary Guarantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subsidiary Guarantor thereunder are true and correct on and as of the date hereof. Each reference to a “Subsidiary Guarantor” in the Guarantee and Collateral Agreement shall be deemed to include each New Subsidiary. The Guarantee and Collateral Agreement is hereby incorporated herein by reference.

SECTION 2. Each New Subsidiary represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subsidiaries and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

SECTION 4. Except as expressly supplemented hereby, the Guarantee and Collateral Agreement shall remain in full force and effect.

SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Guarantee and Collateral Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. All communications and notices hereunder shall (except as otherwise expressly permitted by the Guarantee and Collateral Agreement) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to each New Subsidiary shall be given to it in care of Terex as provided in Section 9.01 of the Credit Agreement.

SECTION 8. The New Subsidiaries agree to reimburse the Collateral Agent for its reasonable out of pocket expenses in connection with this Supplement, including the fees, other charges and disbursements of counsel for the Collateral Agent.

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IN WITNESS WHEREOF, the New Subsidiaries and the Collateral Agent have duly executed this Supplement to the Guarantee and Collateral Agreement as of the day and year first above written.

A.S.V., INC.
by

Name:
Title:

LOEGERING MFG. INC.
by

Name:
Title:

TEREX USA, LLC
by

Name:
Title:

CREDIT SUISSE, CAYMAN ISLANDS BRANCH, as Collateral Agent
by

Name:
Title:

by

Name:
Title: